Exhibit 32
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Lone Mountain Mines Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ending March 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin M. Murphy, Secretary/President of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Kevin M. Murphy
Kevin M Murphy, Acting Secretary, President
Dated:  May 20th 2009